UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2011

CALVIN B. TAYLOR BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland                  000-50047               52-1948274

(State of incorporation) (Commission file number) (IRS Employer Identification No.)

24 North Main Street, Berlin, Maryland 21811
 Address of principal executive offices

(410) 641-1700
 (Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 11, 2011, the Company held its Annual Meeting of Stockholders. The purposes of the meeting were as follows:

Item 1. To elect the Directors of the Company, who shall serve for a one-year term, and until their respective successors are elected and have qualified.
Item 2. To ratify the appointment of Rowles & Company, LLP as the independent auditors for Calvin B. Taylor Bankshares, Inc., and Calvin B. Taylor Banking Company of Berlin, Maryland for the fiscal year ending December 31, 2011.
Item 3. To cast an advisory vote on executive compensation.
Item 4. To cast an advisory vote on the frequency of holding and advisory vote on executive compensation.
Item 5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Final voting results for Item 1, the election of Directors, are detailed in the following table.
	Votes Cast					Broker
	For	Against	Withheld	Total	Abstentions	Non-votes
James R Bergey Jr	2,295,233	-	1,100	2,296,333	-	167,174
John H Burbage Jr	2,295,233	-	1,100	2,296,333	-	167,174
Todd E Burbage	2,294,958	-	1,375	2,296,333	-	167,174
Charlotte K Cathell	2,295,233	-	1,100	2,296,333	-	167,174
Reese F Cropper Jr	2,216,793	-	79,540	2,296,333	-	167,174
Reese F Cropper III	2,220,734	-	75,599	2,296,333	-	167,174
Hale Harrison	2,291,681	-	4,652	2,296,333	-	167,174
Gerald T Mason	2,295,143	-	1,190	2,296,333	-	167,174
William H Mitchell	2,217,233	-	79,100	2,296,333	-	167,174
Joseph E Moore	2,221,009	-	75,324	2,296,333	-	167,174
Michael L Quillin Sr	2,296,058	-	275	2,296,333	-	167,174
Louis H. Taylor	2,294,608		1,725	2,296,333		167,174
Raymond M Thompson	2,197,929	-	98,404	2,296,333	-	167,174

Final voting results for Item 2, ratification of Rowles & Company, LLP as independent auditor, are detailed in the following table.
	Votes Cast					Broker
	For	Against	Withheld	Total	Abstentions	Non-votes
Rowles & Company, LLC	2,387,749	1,359	-	2,389,108	5,360	68,939

Final voting results for Item 3, advisory vote on executive compensation, are detailed in the following table.
	Votes Cast					Broker
	For	Against	Withheld	Total	Abstentions	Non-votes
Executive Compensation	2,243,591	11,429	950	2,255,970	26,334	168,927

Final voting results for Item 4, advisory vote on frequency of holding an advisory vote on executive compensation, are detailed in the following table.
	Votes Cast						Broker
	1 year	2 years	3 years	No vote	Total	Abstentions	Non-votes
Frequency of vote on
Executive Compensation	1,490,819	104,103	322,692	190,160	2,107,774	129,641	226,092

There was no other business introduced under Item 5.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calvin B. Taylor Bankshares, Inc.

Date: May 12, 2011_______ By: /s/ Raymond M. Thompson

Raymond M. Thompson

President & Chief Executive Officer